UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITED MORTGAGE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 26, 2013

To the Shareholders of United Mortgage Trust:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of United Mortgage Trust, a Maryland real estate investment trust (“Company”). Notice is hereby given that the Annual Meeting will be held on June 26, 2013, at 3:00 p.m., Central Daylight Time, at the Company’s principal executive office at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, for the following purposes:

1.	The election of five Trustees to serve until our Annual Meeting of Shareholders to be held in 2014 and until such Trustees’ successors are elected and qualified;

2.	Ratification of the selection of Whitley Penn, P.C. as our independent public accountants for the fiscal year ending December 31, 2013; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of our shares of beneficial interest at the close of business on April 19, 2013 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of all shareholders as of April 19, 2013 will be open for inspection at the Annual Meeting.

Our Board of Trustees desires to have maximum representation of shareholders at the Annual Meeting. We may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, the Trustees respectfully request that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. A shareholder may revoke a proxy by notice in writing to our Secretary at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of our Board of Trustees

/s/ Charles M. Gillis

Charles M. Gillis

Chairman

Grapevine, Texas

April 26, 2013

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR

PROXY IN THE ENCLOSED ENVELOPE.

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UNITED MORTGAGE TRUST

1301 Municipal Way, Suite 230

Grapevine, Texas 76051

1-800-955-7917 x160

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 26, 2013

To Our Shareholders:

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of United Mortgage Trust (“Company,” “UMT,” “we,” “us” or “our”) for use at our Annual Meeting of Shareholders (“Annual Meeting”) to be held on the 26th day of June 2013 at 3:00 p.m., Central Daylight Time, at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, and any adjournments thereof. This Proxy Statement, the accompanying proxy ballot card and the Notice of Annual Meeting are first being provided to shareholders on or about May 1, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 26, 2013: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the enclosed proxy card, and our 2012 Annual Report to Shareholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2012, are available at www.unitedmortgagetrust.com.

GENERAL INFORMATION

Solicitation of Proxies

Our Board of Trustees solicits the enclosed proxy. The costs of this solicitation will be borne us. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, and/or fax on our behalf by our Trustees and officers without additional compensation for such activities. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy materials to the beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. We do not expect to engage an outside firm to solicit votes.

Voting Rights

Holders of our shares of beneficial interest at the close of business on April 19, 2013 (“Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 6,433,700 shares were outstanding. Each share outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

Quorum and Vote Required

Quorum - the presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting.

Election of Trustees - a plurality of the votes cast, in person or by proxy, at the Annual Meeting is required for election of a Trustee. Cumulative voting in the election of Trustees is not permitted.

Ratification of Independent Public Accountants - the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting is required for approval of the Company’s independent public accountants.

Other Matters - the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting is required for all other matters.

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Effect of Abstention

Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of Trustees. An abstention with respect to the election of the Company’s Trustees will not be counted either in favor of or against the election of the nominees.

Effect of Broker Non-Vote

Brokers holding shares for the account of their clients may vote such shares either in the manner directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that are voted by brokers on at least one but not all of the proposals are referred to as “broker non-votes”. Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will therefore have no outcome as to the election of Trustees or the ratification of the selection of auditors, or with respect to any other matter that may properly come before the Annual Meeting.

Revocability of Proxy

If the enclosed form of proxy is executed and returned, or if a proxy is voted by telephone or over the Internet, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the secretary of the Company; (ii) delivery of a later dated proxy; (iii) voting or re-voting, as the case may be, a proxy by telephone or over the Internet at a later date; or (iv) attending the Annual Meeting, notifying the secretary of the Company or his delegate, and voting in person.

Voting of Proxies

Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card in the accompanying envelope so that your shares will be represented. The envelope is addressed to our transfer agent and requires no postage. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Shares represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, or in your telephone or Internet voting instructions the shares will be voted FOR the election of the nominees named in this proxy statement as Trustees and FOR the ratification of the appointment of Whitley Penn as our auditors.

PROPOSAL 1 – ELECTION OF TRUSTEES

Our Declaration of Trust provides for not less than three or more than nine Trustees, a majority of whom must be Independent Trustees, except during a period of not more than 60 days after the death, removal or resignation of an Independent Trustee. We currently have five Trustees, all of whom are Independent Trustees. We use the definition of “Independent Trustee” from Article II, Section 1(u) of our Declaration of Trust. We have included that definition, along with definitions of certain other terms used in that definition, in Appendix A to this Proxy Statement.

A total of five Trustees are scheduled to be elected at the Annual Meeting to serve for a one-year term and until their successors are duly elected and duly qualified. The nominees for members of our Board of Trustees are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR ALL nominees for Trustees listed below unless otherwise specified by the shareholder. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our board of trustees for a one-year term ending on the date of the 2013 Annual Meeting of Shareholders and until their successors are elected and duly qualified. In the event any nominee is unable or declines to serve as a Trustee at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Trustees to fill the vacancy. In the event that additional persons are nominated for election as Trustees, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, our Board of Trustees is not aware of any nominee who is unable or will decline to serve as Trustee. All of the nominees listed below already are serving as our Trustees and constitute all of our current Trustees.

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The election to our Board of Trustees of each of the five nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Trustees

The names and ages of the persons nominated for election as our Trustees and the month and year in which each became a Trustee are set forth below:

Name	Age	Offices Held	Month and Year Became Trustee

Charles Michael Gillis, JDs	63	Chairman of the Board, Independent Trustee	April 2008
Michele A. Cadwell	61	Independent Trustee	August 1997
Phillip K. Marshall	63	Independent Trustee	November 2006
Roger C. Wadsworth	65	Independent Trustee	November 2006
Leslie Wylie	61	Independent Trustee	August 2009

Business Experience of Nominees

The following is a summary of the business experience of the nominees for election as our Trustees.

Charles M. Gillis. Mr. Gillis has served as an independent trustee of the Company since April 2008. He is an attorney who has been in private practice since 1978. From 1988 through 2000, Mr. Gillis was a partner in the law firm of Gillis & Slogar. From 2000 through the present, Mr. Gillis has been a partner at the law firm of Gillis, Paris & Heinrich, PLLC in Houston, Texas. Mr. Gillis practices in the area of Federal income tax with an emphasis on real estate, mergers and acquisitions and international taxation. Mr. Gillis has been an expert witness in legal matters involving Federal income tax and securities. Mr. Gillis is a 1971 graduate of the University of California at Los Angeles, a 1974 graduate of Bates College of Law, University of Houston (and a member of its honor society) and a 1975 Masters of Law (In Taxation) graduate of New York University. He is admitted to both the Texas and California bars. Mr. Gillis has been frequently listed in The Bar Register of Preeminent Lawyers published by Martindale-Hubbell. Mr. Gillis serves as Chairman of the Board of Trustees, and is a member of the Audit Committee, Business Plan Committee, and Financial Reporting Committee. Our Board of Trustees nominated Mr. Gillis to serve as a Trustee due to his legal and taxation expertise, particularly in the real estate industry. Our Board of Directors believes that Mr. Gillis brings a unique and valuable perspective to our Board of Directors.

Michele A. Cadwell. Ms. Cadwell has been one of the Company’s trustees since August 1997. She was a fee attorney for Commonwealth Land Title of Dallas, Texas, from 1999 until May, 2006, when she returned to private practice as an attorney for the oil and gas industry. From 1998 to 1999, Ms. Cadwell was Manager – Onshore Land Operations with EEX Corp.  Her primary responsibilities included drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission.  From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars. Ms. Cadwell is a member of the Investment Committee, Business Model Committee, and Liquidity Committee. Our Board of Trustees determined that Ms. Cadwell should be nominated for election due to her legal expertise and insight with respect to real estate contract negotiations, her operational experience, and her corporate leadership skills.

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Phillip K. Marshall. Mr. Marshall has served as one of the Company’s independent trustees since September, 2006.  Mr. Marshall is a certified public accountant in the State of Texas. From May, 2007 to the present, Mr. Marshall has served as Chief Financial Officer of Rick’s Cabaret International, Inc., a publicly traded restaurant and entertainment company.  From 2003 to May 2007, he has served as Chief Financial Officer of CDT Systems, Inc., a publicly-held company located in Addison, Texas that is engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn, independent certified public accountants. Prior to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC and was previously an audit partner at Toombs, Hall and Foster and at KPMG Peat Marwick. Mr. Marshall received a BBA in Accounting, Texas State University in 1972. He is a Certified Public Accountant. Mr. Marshall is Chairman of the Audit Committee. Mr. Marshall is a member of the Audit Committee, Financial Reporting Committee, and Liquidity Committee. Our board of trustees selected Mr. Marshall to serve as a trustee in part due to his financial and accounting expertise, as well as his knowledge of the financial markets in which we operate. Our board of trustees believes that his experience as a partner at a public accounting firm, as well as his previous service on the board of trustees of a real estate investment trust, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert.

Roger C. Wadsworth. Mr. Wadsworth has served as one of the Company’s independent trustees since September 2006.  Mr. Wadsworth has been the Chief Operating Officer of IMS Securities, Inc., a Financial Industry Regulatory Authority (“FINRA”) member firm, since 2002. He holds FINRA Series 7, 24, 66 and 77 Licenses and is a licensed insurance agent in the State of Texas. Since 2003, he has also served as the National Director and Board Member of The National Due Diligence Alliance, Inc., a non-profit trade association of Independent FINRA Broker-Dealer firms. From 1988 to 2002, he served as the Senior Vice President & Chief Administrative Officer of INVESTools, Inc. NASDAQ: SWIM (formerly Telescan, Inc.), a publicly-held company in the financial data, information, and analysis industry. INVESTools is now a part of TD AMERITRADE. Prior to 1988, he was the Co-Founder and Vice President of Information Management Services, Inc., a financial consulting and management firm. Mr. Wadsworth received a Bachelor of Business Administration in Finance from the University of Houston in 1971. Mr. Wadsworth is a member of the Investment Committee, Business Model Committee, and Audit Committee. Our Board of Trustees nominated Mr. Wadsworth to serve as a Trustee due to his previous experience with our affiliates and his understanding of the financial markets through which we offer our shares for sale. Our Board of Trustees believes that this experience will bring valuable operational expertise and insight to the Board of Trustees.

Leslie Wylie. Ms. Wylie has served as an independent trustee of the Company since July 29, 2009. Ms. Wylie brings extensive experience in general corporate business and contractual matters, in the acquisition and divestiture of assets and in complex transactions to the Company’s board.  Since 2006, she has served as Sr. Vice President and General Counsel for Trek Resources, Inc., a Dallas based oil and gas producer, where she is responsible for all legal, land and land administration functions.  From 2003-2006, she was Vice President – Legal, Land and Regulatory for Crosstex Energy Services, LP, a mid-stream oil and gas company.  Ms. Wylie has held land and legal managerial and/or officer positions with ENSERCH Corporation, EEX Corporation, PGS Reservoir Consultants, Inc. Hilcorp Energy Company, and various other oil and gas independents.  She has been involved in the acquisition and divestiture of over 1.6 billion dollars of assets and has worked on several international projects for her employers. Ms. Wylie is licensed by the State Bars of Oklahoma and Texas, is a Certified Professional Landman and holds a B.A. degree from Oklahoma State University and a J.D. degree from the University of Tulsa College of Law. Our Board of Trustees determined that Ms. Wylie should be nominated for election based on her experience as an executive officer of sizeable businesses, knowledge of real estate contract law, and land management expertise.

Board Committees and Meetings

The following represents the current standing committees formed by the Board of Trustees, and their stated objectives, as of December 31, 2012:

•	Investment Committee – The investment committee consists of Ms. Cadwell and Mr. Wadsworth. The investment committee monitors UMT’s portfolio mix in order to maximize yield and manage risk, determine asset allocation, and review new investment opportunities.

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•	Financial Reporting Committee – The financial reporting committee consists of Mr. Gillis and Mr. Marshall. The financial reporting committee reviews content, form and frequency of financial reporting to shareholders and our selling group. This committee also determines the need for supplemental reporting as trust performance and market conditions change.
•	Business Model Committee – The business model committee consists of Mr. Gillis, Ms. Cadwell and Mr. Wadsworth. The business model committee establishes UMT’s primary investment objectives, oversees the development and maintenance of management’s internal planning tools used to assess performance, and makes recommendations regarding business model assumptions as needed.
•	Liquidity Committee – The liquidity committee consists of Ms. Cadwell and Mr. Marshall. The liquidity committee establishes UMT’s liquidity goals and makes recommendations regarding the Trust’s share repurchase plan modifications, based on current and projected Trust performance.
•	Audit Committee – The audit committee consists of Mr. Marshall (Chairman), Mr. Gillis and Mr. Wadsworth. The audit committee operates within established guidelines for public company audit committees.

From the date of our last annual meeting until April 2013, the Board of Trustees held seven regular meetings. All Trustees attended at least 75% in the aggregate, of the meetings of the Board and all committees of the Board on which they served. We do not have a formal policy regarding attendance by our trustees at our Annual Meetings; however, we encourage such attendance. Last year, no trustees attended our Annual Meeting.

Our Audit Committee was organized in 2007. The members of our Audit Committee are Philip K. Marshall, Charles Gillis, and Roger C. Wadsworth, all of whom are Independent Trustees. Our Board of Trustees has determined that Mr. Marshall qualifies as "audit committee financial expert" as defined by SEC regulations. Mr. Marshall's relevant experience is described above in the biographical information. Our Audit Committee Charter is attached to this Proxy Statement as Appendix B.

Trustee Independence

We have a five-member board of trustees. Our declaration of trust provides that a majority of the trustees must be “independent trustees.” All five of our trustees qualify as “independent trustees” as defined in our Declaration of Trust in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our Declaration of Trust, the term “independent trustee” means a trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or our advisor by virtue of: (i) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than in us; (ii) employment by our sponsor, our advisor or any of their affiliates; (iii) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as our trustee or a director or trustee of any other real estate investment trust organized by our sponsor or advised by our advisor; (iv) performance of services, other than as a trustee for us; (v) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a trustee from our sponsor, our advisor and their affiliates (excluding fees for serving as our trustee or another real estate investment trust or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds 5% of either the trustee’s annual gross income during either of the last two years or the trustee’s net worth on a fair market value basis. An indirect association with our sponsor or our advisor shall include circumstances in which a trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our sponsor, our advisor, any of their affiliates or with us.

While our shares are not listed on the New York Stock Exchange, each of our independent trustees would also qualify as independent under the rules of the New York Stock Exchange.

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Compensation of Trustees

The following table sets forth a summary of the compensation received by our Trustees during 2012:

Name/Year	Fees Earned	Stock Awarded	Value of Options Awarded if Exercised(3)	Non-Equity Incentive Plan Comp.(1)	Change in Pension Value and Non-Qualified Deferred Comp. Earnings (2)	All other Comp.	Total
2011
Michele A. Cadwell	$16,000	--	--	--	--	--	$16,000
Phillip K. Marshall	$20,000	--	--	--	--	--	$20,000
Roger C. Wadsworth	$16,000	--	--	--	--	--	$16,000
Chuck Gillis	$16,000	--	--	--	--	--	$16,000
Leslie Wylie	$16,000	--	--	--	--	--	$16,000

(1) The Company does not have a non-equity incentive plan.

(2) The Company does not have a pension plan.

(3) All options are priced at the greater of the Company’s initial offering price of $20 per share or the then current market value and therefore carry no intrinsic value.

Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Currently, Independent Trustees are entitled to receive a maximum of $4,000 per quarter for all regular and committee meetings. The chairman of the Audit Committee is entitled to receive an additional $1,000 for each audit committee meeting held. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 shares at an exercise price of $20 per share (not to exceed 12,500 shares per Trustee). Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings.

Because the compensation of the Advisor is determined by contract and the compensation of Trustees is fixed by the Declaration of Trust, the Board of Trustees does not believe that a compensation committee is necessary.

The Board’s Role in Risk Oversight

The Board of Trustees oversees our shareholders’ and other stakeholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The full Board of Trustees is actively involved in overseeing risk management for the Company. It does so, in part, through its approval of all investments and all assumptions of debt, as well as its oversight of the Company’s executive officer and the control it has over our advisor. In particular, the Board of Trustees must evaluate the performance of the advisor and may determine at any time to terminate the advisor; the Board of Trustees also re-authorizes the advisory agreement on an annual basis.

In addition, the Audit Committee reviews risks related to financial reporting. The Board of Trustees discusses material violations of the Company’s policies brought to its attention on an ad hoc basis, and once per year reviews a summary of the finance-related violations, if any. Material violations of the Company’s Code of Business Conduct and Ethics and related corporate policies are reported to the Board of Trustees.

Director Nominations; Qualifications and Diversity

We do not have a standing Nominating Committee. Nominations for trustees at each annual meeting of shareholders at which trustees are to be elected and whenever there is a vacancy on the Board are determined by the full Board of Trustees since the Board is relatively small and comprised of Independent Trustees.

Our Board of Directors identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee in light of the criteria set forth above.

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We believe our board of trustees should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each trustee also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business and our board of trustees; and represent the long-term interests of all shareholders. We have determined that our board of trustees as a whole must have the right mix of characteristics and skills for the optimal functioning of the board in its oversight of the company. We believe our board of trustees should be comprised of persons with skills in areas such as: finance; real estate; strategic planning; leadership of business organizations; and legal matters. In addition to the targeted skill areas, our board of trustees looks for a strong record of achievement in key knowledge areas that it believes are critical for trustees to add value to the board, including:

•	Strategy— knowledge of our business model, the formulation of business strategies, knowledge of key competitors and markets;
•	Leadership — skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;
•	Relationships —understanding how to interact with investors, accountants, attorneys, analysts and markets in which we operate; and
•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing.

The Board does not have a formal policy with regard to the consideration of any trustee candidates recommended by security holders. The entire Board will review any person nominated by shareholders that has experience in our industry, and who possesses good qualities in terms of his or her background including education, job history, memberships, ethical standards and reputation. Notice of proposed shareholder nominations for trustee must be delivered in accordance with the requirements set forth in our Bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating shareholder is a beneficial or record owner of our common shares. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a trustee if elected. Nominations should be delivered to: United Mortgage Trust, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, Attention: Investor Relations.

In considering possible candidates for election as a director, our Board of Trustees considers the extent to which a candidate meets the director qualifications that are described above.

Qualified candidates for membership on our Board of Trustees will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board of Trustees will review the qualifications and backgrounds of trustees and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Trustees, and recommend the slate of trustees to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential trustee nominees.

Code of Ethics

Our Board of Trustees has adopted a Code of Conduct and Business Ethics that is applicable to all trustees, officers and employees of the Company. You may obtain a copy of this document free of charge by mailing a written request to: Investor Relations, United Mortgage Trust, 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, or by sending an email request to: dhanson@umth.com. Our Code of Conduct may also be accessed through our website www.unitedmortgagetrust.com.

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Compensation Committee Interlocks and Insider Participation

We have no standing compensation committee. None of our executive officers has served on the board or on the compensation committee of any other entity which had officers who served on our Board of Trustees.

Communications with the Board of Trustees

We do not have a formal policy for communications with our Board of Trustees. However, shareholders may communicate with the Board of Trustees or an individual Trustee or group of Trustees in person at the Annual Meeting or by writing to us at:

United Mortgage Trust

Board of Trustees

1301 Municipal Way

Suite 230

Grapevine, Texas 76051

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are managed by our Advisor and do not have employees. The services of our President, Mr. Ducote, are provided to us through a third party firm to which the Company pays a monthly fee of $5,000 to retain Mr. Stuart Ducote’s services as President of UMT.

Management

Executive Officer

Stuart Ducote is our President and is our only executive officer. Spanning a 30-year career, Mr. Ducote has served as the Chief Executive and Chief Financial Officer of numerous public and privately held companies. From 2006 through 2008, he was the co-owner of Ultra Realty, a privately held company involved with the acquisition, rehabilitation and development of residential properties and residential / commercial brokerage. From 2003 to 2006, he served as Chief Financial Officer for Humitech International Group, Inc., a rapidly growing international franchise operation, where he was responsible for systems implementation, franchisee contracts, all regulatory matters, debt financing to acquire mining operations and oversight of facilities operations. From 2001 to 2003 he served as Chief Financial Officer of People Solutions, Inc., where he structured the company in preparation for a capital raise and merger activity. From 1997 to 2000, he was the Chief Financial Officer of Jobs.Com, an Internet-based recruiting and on-line job marketing company, where he raised over $110 million in venture capital, built national brand recognition and positioned the company for an initial public offering. From 1994 to 1997 he served as a trustee, Chief Executive and Chief Financial Officer for a private family trust and related operating companies, where he had oversight responsibilities for operating companies in the oil and gas, manufacturing, real estate acquisition and development, and power generation industries. From 1980 to 1994, he served as Chief Executive and Chief Financial Officer of Provident Bancorp of Texas, Inc., where he directed the formation, acquisition, and operation of numerous financial institutions, and successfully merged banks into a multi-bank holding company. Prior to 1984, Mr. Ducote worked in public accounting for approximately twelve years. He is a graduate of the University of Texas.

Our Advisor

Effective on August 1, 2006 (now subject to an Advisory Agreement effective January 1, 2012), the Company entered into an Advisory Agreement with UMTH General Services, LP (“UMTHGS” or “Advisor”) to manage the Company’s affairs and to select the investments the Company purchases. The Advisor is controlled by UMT Services, Inc. (“UMT Services”), the general partner of UMT Holdings, L.P. (“UMT Holdings”). Todd F. Etter, Hollis M. Greenlaw and Michael K. Wilson are directors of UMT Services. See the section below entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for further discussion regarding UMT Holdings and other related entities.

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The directors and officers of UMT Services, and UMTHGS are set forth below.

Name	Age	Offices Held
Todd F. Etter	63	Chairman and Director of UMT Services
Hollis M. Greenlaw	48	Director and Chief Executive Officer of UMT Services
Michael K. Wilson	50	Director of UMT Services
David A. Hanson	50	President of UMTHGS and CFO of UMT Holdings

Theodore “Todd” F. Etter, Jr. Mr. Etter is a founding partner of UMT Holdings, LP (“UMTH”) and has served as director, partner and Chairman of UMT Services, Inc. the general partner of UMTH, UMTH GS and UMTH Land Development, LP (“UMTHLD”) and Executive Vice President of UMTHLD since March 2003. UMT Holdings originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes and land development loans through its subsidiaries UMTH Lending Company, L.P. and UMTH LD, and it provides real estate-related corporate finance services through its subsidiaries. UMTH GS, a subsidiary of UMT Holdings, has served as the advisor to UMT since August 1, 2006. Mr. Etter serves as Chairman of the general partner of UDF I and UDF II and Executive Vice President of the general partner of UDF III, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and/or equity participations. Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., which served as the advisor to United Mortgage Trust from 2000 through July 31, 2006, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Subsequent to the completion of the terms of their advisory agreements with United Mortgage Trust, neither UMT Advisors, Inc. nor Mortgage Trust Advisors, Inc. has been engaged in providing advisory services. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $150 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (“SCMI”), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President; however, since 1992, South Central Financial Group, Inc. has not actively engaged in investment banking activities. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.

Hollis M. Greenlaw. Mr. Greenlaw has served as partner, Vice Chairman and Chief Executive Officer of UMT Holdings, L.P. (“UMTH”) and as President, Chief Executive Officer and a director of UMT Services, Inc. (“UMT Services”) since March 2003. He has also served as President and Chief Executive Officer of UMTH Land Development, L.P. (“UMTH LD”) since March 2003. Mr. Greenlaw is also the co-founder and Chief Executive Officer of UDF I, UDF II, and UDF III, affiliated real estate finance companies that provide custom financing and make opportunistic purchases of land for residential lot development and home construction. As Chief Executive Officer of the United Development Funding family of entities, Mr. Greenlaw has directed the funding of more than $1 billion in loans and equity investments through United Development Funding products, receiving more than $600 million in repayments to date, most notably through UDF III. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President, and Chief Executive Officer of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd., a closely-held private investment company managing more than $40 million in assets. There he developed seven multi-family communities in Arizona, Texas, and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Mr. Greenlaw was an attorney with the Washington, D.C. law firm, Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw was a member of Phi Beta Kappa at Bowdoin College and received his Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia, and Texas bars.

Michael K. Wilson. Mr. Wilson has served as Executive Vice President and a director of UMT Services since August 2005, President of UMT Holdings since June 2009, and has been a partner of UMT Holdings since January 2007. Mr. Wilson is currently responsible for Sales, Marketing and Investor Relations for UMT Holdings, and from August 2005 through June 2008 directed the capital raise of over approximately $200 million in United Development Funding securities through independent FINRA-member broker-dealers. From January 2004 through July 2005, Mr. Wilson served as Senior Vice President of Marketing for UMT Holdings. From January 2003 through January 2004, Mr. Wilson served as Senior Vice President of Operations of Interelate, Inc., a marketing services business process outsourcing firm. From September 2001 to December 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as Senior Director and Vice President of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management and database marketing services for Global 500 clients including General Motors and Procter & Gamble. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems in Detroit, Michigan where he led several multi-million dollar IT services engagements in the automotive industry, including GM OnStar. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.

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David A. Hanson. Mr. Hanson has served as President of UMTHGS since joining the company in June 2007. He also serves as Chief Financial Officer of UMT Holdings and UMT Services. Mr. Hanson has over 25 years of experience as a financial executive, principally in the in the residential housing industry and as an accountant with an international public accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (“Meritage”), the twelfth largest publicly-traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off-balance sheet FIN 46 compliant entities for the Central/Eastern Region. From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, serving in various capacities including Regional Finance Manager, acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 1999 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Finance and Accounting for MedicalControl, Inc., a publicly-traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international accounting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financial Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Our audit committee selected, and our Board of Trustees ratified, the appointment of Whitley Penn, P.C. to audit our financial statements for, and otherwise act as our independent certified public accountants with respect to the fiscal year ending December 31, 2013. Our Board of Trustees’ selection of Whitley Penn for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. Whitley Penn has served as our independent certified public accountant since July 2002. To our knowledge, neither Whitley Penn nor any of its partners has any direct financial interest or any material indirect financial interest in us, or has had any connection since our inception in the capacity of promoter, underwriter, Trustee, officer or employee. A representative of Whitley Penn will be present at the Annual Meeting and will have the opportunity to answer questions and make a statement if they desire to do so, and will be available to respond to appropriate questions.

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Audit, Tax and Other Fees

The following table reflects fees billed by Whitley Penn LLP for services rendered to the Company in fiscal years 2012, 2011 and 2010:

Nature of Service	2012	2011	2010	Purpose
Audit fees	$204,000	$144,500	$140,000	For audit of the Company’s annual financial statements, review of Quarterly financial statements included in the Company’s Forms 10-Q and review of other SEC filings
Tax fees	$11,500	$9,500	$8,000	For preparation of tax returns and tax compliance
All other fees	--	--	--

All of the services and fees described above were approved by the Audit Committee.

The Company has a policy of requiring that the Audit Committee pre-approve all audit and non-audit services provided to the Company by the independent public accountant of its financial statements. The Audit Committee approved all of the fees paid to by the Company to Whitley Penn, P.C. in 2012.

The Audit Committee accepts proposals from potential audit firms during the first quarter of each fiscal year and before the annual proxy statement is prepared. The Audit Committee reviews proposals and fees and makes its recommendation to shareholders in the annual proxy statement.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF WHITLEY PENN, P.C. AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2013.

Security Ownership Of Principal Shareholders And Management

As of the Record Date, we had 8,349,198 shares issued,6,433,700 shares outstanding, and 1,915,498 shares in treasury from the repurchase of shares through our Share Repurchase Plan. Except as otherwise set forth below, the following table sets forth certain information regarding the beneficial ownership of the shares as of the Record Date by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding shares, (ii) each Trustee, nominee for Trustee, (iii) each executive officer, and (iii) all of our Trustees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

Name	Number of Shares (1)		Percent of Class
Michele A. Cadwell (2)	12,500	(3)	0.19%
Phillip K. Marshall (2)	12,500	(3)	0.19%
Roger C. Wadsworth (2)	12,500	(3)	0.19%
Chuck Gillis (2)	12,500	(3)	0.19%
Leslie Wylie	10,000	(3)	0.16%
All Trustees and Executive Officers as a Group (5 persons)	60,000	(4)	0.93%

(1)	For purposes of this table, shares indicated as being owned beneficially include shares that the beneficial owner has the right to acquire within 60 days of March 1, 2013. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares that may be acquired during the 60 days following March 1, 2013 are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

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(2)	A trustee and/or executive officer of the Company. The address of all trustees and officers is c/o United Mortgage Trust, 1301 Municipal Way, Suite 230, Grapevine, TX 76051, telephone (214) 237-9305 or (800) 955-7917, facsimile (214) 237-9304.

(3)	Includes shares issuable upon the exercise of stock options at an exercise price of $20.00 per share.

(4)	Includes the shares described in footnote (3) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires a registrant’s executive officers and directors and persons who are beneficial owners of more than ten percent of a registered class of the registrant’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish copies of those reports to the registrant. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and greater than ten percent beneficial owners, all Section 16(a) filing requirements were satisfied during 2011.

AUDIT COMMITTEE REPORT

The Audit Committee acts pursuant to the Audit Committee Charter and is comprised of three members, all of whom are independent.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Company’s independent registered public accountants. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee this process.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of, and reviews, the quarterly and annual financial reports by the Company’s management;
•	supervises the relationship between the Company and its independent public accountants, including having direct responsibility for their appointment, compensation and retention; and
•	reviews the scope of their audit services; approving non-audit services; and confirms the independence of the independent public accountants.

The Audit Committee has reviewed and discussed with the Company’s President and with Whitley Penn, P.C., the Company’s independent public accountants, the audited financial statements for 2012. The Audit Committee discussed with Whitley Penn, P.C. the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, received the written disclosures and the letter from Whitley Penn, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and discussed with Whitley Penn, P.C. its independence, including a review of audit and non-audit fees. The Audit Committee also has considered whether Whitley Penn, P.C.’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that Whitley Penn, P.C. is independent from the Company and its management. With and without management present, the Audit Committee discussed and reviewed the results of Whitley Penn, P.C.’s examination of the Company’s financial statements for the year ended December 31, 2012.

Based upon the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

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As discussed in Proposal No. 2, the Audit Committee has selected Whitley Penn, P.C. to serve as the Company’s independent public accounting firm for the fiscal year ending December 31, 2013.

Members of the Audit Committee
Philip K. Marshall— Chairman
Charles M. Gillis
Roger C. Wadsworth

The preceding “Audit Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Trustees knows of no other matters which may properly be, or are likely to be, brought before the Annual Meeting. To date, we have received no shareholder proposals. However, if any proper matters are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote them as our Board of Trustees may recommend.

At the Annual Meeting, in addition to the matters described above, there will be an address by our President and a general discussion period during which shareholders will have an opportunity to ask questions about our business and operations.

Shareholder Proposals for 2014 Annual Meeting

If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders’ Meeting pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2014 annual meeting of shareholders, such proposal must be in writing and mailed to: United Mortgage Trust, 1301 Municipal Way, Suite 230, Grapevine, Texas 76051. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. The deadline for submitting such proposals is February 10, 2014 unless the 2014 annual meeting of shareholders is scheduled to take place more than thirty (30) days from June 25, 2014, in which case the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2013 annual meeting of shareholders. We anticipate that we will print and mail our proxy materials in April 2014, and hold our next annual meeting of shareholders in June 2014.

Annual Report and Form 10-K

All shareholders of record on the Record Date will be sent a copy of our 2012 Annual Report to Shareholders which contains our audited financial statements for the fiscal years ended December 31, 2012, 2011 and 2010.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012 that was filed with the SEC may be obtained without charge (except for exhibits to that Form 10-K, which will be furnished upon payment to us of reasonable expenses in furnishing those exhibits). To obtain a copy of that Form 10-K or any of those exhibits, please send a written request to our Advisor, Attention: David Hanson, at our offices located at 1301 Municipal Way, Suite 230, Grapevine, Texas 76051, or from the SEC’s website located at www.sec.gov.

By Order of our Board of Trustees

/S/ Charles M. Gillis

Charles M. Gillis, Chairman

Grapevine, Texas

April 26, 2013

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Appendix A

UNITED MORTGAGE TRUST

Definitions from Declaration of Trust

"Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or their Affiliates, (ii) do not serve as a director or trustee for more than three other REITs organized by a Sponsor, or advised by the Advisor and (iii) perform no other services for the Trust except as trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Trust.

"Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee or general partner of such Person and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

"Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person, but does not include (i)any person whose only relationship with the Trust is that of an independent asset manager and whose only compensation from the Trust is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Trust is for professional services.

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Appendix B

UNITED MORTGAGE TRUST

Audit Committee of the Board of Trustees

Charter

A.	Purpose

The primary function of the Audit Committee is to aid the Board of Trustees in fulfilling its oversight responsibilities by reviewing:

☐	The financial reports and other financial information provided by the Company to any governmental department or agency or to the public;

☐	The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

☐	The Company’s auditing, accounting and financial reporting processes generally;

☐	Providing an open avenue of communication among the external auditor and internal auditors, who have direct responsibility to the Audit Committee and Board of Trustees, and financial management of the Company.

The Audit Committee’s primary duties and responsibilities are to:

☐	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

☐	Review and appraise the audit efforts of the Company’s accountants.

☐	To review and approval all related party transactions regardless of the dollar value of the transaction.

B.	Composition

The Audit Committee shall be comprised of two or more trustees as determined by the Board, a majority of which (at least one of which, if there are but two trustee members), shall be Independent Trustees. All Audit Committee members shall have a working familiarity with basic finance and accounting practices, and at least one member shall have an understanding of generally accepted accounting principles and financial statements and accounting or related finance accounting expertise.

The members of the Audit Committee shall be elected annually by the Board and shall serve until their successors are duly elected and qualified. Members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

C.	Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or management believes should be discussed privately. In addition, the Audit Committee or at least its Chair shall meet with the independent accountants and management quarterly to review the Company’s financial statements.

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D.	Responsibilities and Duties

The Audit Committee shall:

☐	Receive and review reports prepared by the Company’s independent accountants concerning:

o	the Company’s critical accounting policies ;
o	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management;
o	the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants.

☐	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants;

☐	Review with the Company’s financial management and the independent accountants the Company’s Report on Form 10-Q prior to its filing or prior to any release of earnings;

☐	Select the independent accountants, considering independence and effectiveness, and approve all fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant’s independence;

☐	Evaluate and approve any non-audit related services, including tax services, to be provided to the Company by the independent accountants.

☐	Establish procedures for confidential and anonymous treatment of the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

☐	Engage, if needed or desired, independent counsel and other advisors.

☐	Review the performance of the independent accountants and approve any proposed termination of the independent accountants;

☐	Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization’s financial statements;

☐	Review the integrity of the Company’s internal and external financial reporting processes;

☐	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principals and practices as suggested by the independent accountants, management, or the internal auditing department;

☐	Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountings regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments;

☐	After completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

☐	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements;

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☐	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented;

☐	Publish the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

☐	Review and update this Charter periodically.

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